UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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One Stop Systems, Inc.

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2235 Enterprise Street #110

Escondido, CA 92029

ONE STOP SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of One Stop Systems, Inc. (the “Company”) will be held on Wednesday, May 19, 2021, at 11:00 a.m., Pacific Daylight time.  Given the extraordinary circumstances arising from the “COVID-19” pandemic, we have adopted a virtual format for our Annual Meeting to provide a healthy, consistent and convenient experience to all shareholders regardless of location.  You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/OSS, where you will be able to vote electronically and submit questions. To attend, you must register in advance at www.proxydocs.com/OSS prior to the deadline of May 12, 2021, at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions. Please be sure to follow instructions found on your Proxy Card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email. The purpose of the Annual Meeting is as follows:

1.	Election of Directors;
2.	The ratification of the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.

To approve the increase in the authorized shares of the Company’s 2017 Equity Incentive Plan (the “Plan”) from 1,500,000 shares to 3,000,000  shares of common stock of the Company pursuant to the terms and conditions of the Plan; and

4.	To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

These proposals are more fully described in the Proxy Statement following this Notice. The board of directors has fixed the close of business on March 26, 2021, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting. A list of the stockholders of record as of the close of business on March 26, 2021, will be available for inspection by any of our stockholders for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices, 2235 Enterprise Street #110, Escondido, California 92029, beginning ten days before the Annual Meeting and at the Annual Meeting.

Accompanying this notice is a proxy card. Whether or not you expect to attend our Annual Meeting, please complete, sign and date the enclosed proxy card and return it promptly, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card.

Stockholders are cordially invited to attend the Annual Meeting virtually via the Internet at www.proxydocs.com/OSS.

By order of the Board of Directors,

/s/ David Raun
David Raun President and Chief Executive Officer

April 19, 2021                                              YOUR VOTE IS IMPORTANT

2235 Enterprise Street #110

Escondido, CA 92029

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 19, 2021

The board of directors of One Stop Systems, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 19, 2021 at 11:00 a.m., Pacific Daylight time.  You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/OSS, where you will be able to vote electronically and submit questions, after you register prior to the deadline.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2021 Annual Meeting. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting virtually via the Internet at www.proxydocs.com/OSS. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or complete and submit your proxy via phone or the internet in accordance with the instructions provided on the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of Annual Meeting and the enclosed proxy card on or about April 19, 2021, to all stockholders of record entitled to vote at the Annual Meeting. Only stockholders who owned shares of our common stock on March 26, 2021, the record date, are entitled to vote at the Annual Meeting. On this record date, there were 18,502,037 shares of our common stock outstanding. Common stock is our only class of stock outstanding and entitled to vote.

What is the date, time and place of the Annual Meeting?

One Stop Systems, Inc.’s 2021 Annual Stockholders’ Meeting will be held on Wednesday, May 19, 2021, beginning at 11:00 a.m., Pacific Daylight time. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/OSS.  To attend, you must register in advance at www.proxydocs.com/OSS prior to the deadline of May 12, 2021, at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of 1) election of directors; 2) ratification of the selection of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; 3) approval of an increase in the number of shares of the Company’s common stock available for issuance under the Company’s 2017 Equity Incentive Plan; and 4) such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on March 26, 2021, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 18,502,037 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

A list of stockholders will be available at our headquarters at 2235 Enterprise Street #110, Escondido, California 92029 for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder.

What are the voting rights of the holders of our common stock?

Holders of common stock are entitled to one vote per share on each matter that is submitted to stockholders for approval.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you too will need to register prior to the registration deadline.

What constitutes a quorum?

The presence at the meeting, virtually or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 18,502,037 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

What vote is required to approve each item?

For purposes of electing directors at the Annual Meeting, the nominees receiving the support of stockholders representing the greatest numbers of shares of common stock present at the meeting, virtually or by proxy and entitled to vote, shall be elected as directors.

The affirmative vote of the holders of a majority of the shares of our common stock present virtually or by proxy and entitled to vote on the proposal is required for the ratification of the selection of Haskell & White LLP; and approval of any other matter that may be submitted to a vote of our stockholders.

The affirmative vote of the holders of a majority of the shares of our common stock present virtually or by proxy and entitled to vote at the Annual Meeting at which a quorum is present will be required for approval of the modification to increase the number of authorized shares of common stock under the Company’s 2017 Equity Incentive Plan.

The inspector of election for the Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall count and tabulate ballots and votes and determine the results thereof. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes will not be counted as votes cast “for” or votes “withheld” for the election of directors. Broker non-votes, if any, will not be considered in tallying votes with respect to the ratification of the selection of Haskell & White LLP, and abstentions will be treated as a vote “against” such proposal.  Broker non-votes and abstentions will both be treated as a vote “against” the approval of an increase in the number of shares of the Company’s common stock available for issuance under the Company’s 2017 Equity Incentive Plan. If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

What are the Board's recommendations?

As more fully discussed under “Matters to Come Before the Annual Meeting”, our board of directors recommends a vote FOR the election of each of the respective nominees for director named in this proxy statement; FOR the ratification of the selection of Haskell & White LLP; and FOR the approval of an increase in the number of shares of the Company’s common stock available for issuance under the Company’s 2017 Equity Incentive Plan.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of each of the respective nominees for director named in this proxy statement; (2) FOR the ratification of the selection of Haskell & White LLP; (3) FOR the approval of an increase in the number of shares of the Company’s common stock available for issuance under the Company’s 2017 Equity Incentive Plan; and (4) in accordance with the recommendation of our board of directors, FOR or AGAINST, all other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. Voting instructions are provided on the proxy card contained in the proxy materials.

If you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. The availability of telephone or internet voting will depend upon your bank’s, broker’s, or other holder of record’s voting process.

If you virtual attend the Annual Meeting, you can, of course, vote virtually. If you are a street name holder and wish to vote at the meeting, you must first obtain a legal proxy from your bank, broker or other holder of record authorizing you to vote.

Are dissenters’ rights available with respect to any proposal?

Dissenters’ rights are not available with respect to any proposal to be voted on at the Annual Meeting.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote virtually should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting virtually at the Annual Meeting, or by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters.

Who pays for costs relating to the proxy materials and Annual Meeting of stockholders?

The costs of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

How can I find out the results of the voting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K within four business days following the Annual Meeting.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:

Election of Directors

Nomination of Directors

The Nominations and Corporate Governance Committee of the board of directors (the “Nominations Committee”) is charged with making recommendations to the board of directors regarding qualified candidates to serve as members of the board of directors. The Nominating Committee’s goal is to assemble a board of directors with the skills and characteristics that, taken as a whole, will assure a strong board of directors with experience and expertise in all aspects of corporate governance. Accordingly, the Nominating Committee believes that candidates for director should have certain minimum qualifications, including personal integrity, strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In evaluating director nominees, the Nominating Committee considers the following factors:

(1)	The appropriate size of the board of directors;
(2)	The Company’s needs with respect to the particular talents and experience of its directors; and
(3)	The knowledge, skills and experience of nominees, including experience in technology, business, finance, administration, and/or public service.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating Committee may also consider such other factors as it deems to be in the Company’s and its stockholders’ best interests, including diversity (though the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees). The Nominating Committee does, however, believe it appropriate for at least one member of the board of directors to meet the criteria for an “audit committee financial expert,” as defined by SEC rules, and for a majority of the members of the board of directors to meet the definition of an “independent director” under NASDAQ listing standards. The Nominating Committee also believes it is appropriate for our Chief Executive Officer to serve on the board of directors.

The Nominating Committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service. Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, but the Nominating Committee at all times seeks to balance the value of continuity of service by existing members of the board of directors with that of obtaining a new perspective. If any member of the board of directors does not wish to continue in service, the Nominating Committee’s policy is to not re-nominate that member for reelection. The Nominating Committee identifies the desired skills and experience of a new nominee, and then uses its network and external resources to solicit and compile a list of eligible candidates.

We do not have a formal policy concerning stockholder recommendations of nominees for director to the Nominating Committee as, to-date, we have not received any recommendations from stockholders requesting the Nominating Committee to consider a candidate for inclusion among the Nominating Committee’s slate of nominees in our proxy statement. The absence of such a policy does not mean, however, that such recommendations will not be considered. Stockholders wishing to recommend a candidate may do so by sending a written notice to the Nominating Committee, Attn: Chairman, One Stop Systems, Inc., 2235 Enterprise St. #110, Escondido, CA 92029, naming the proposed candidate and providing detailed biographical and contact information for such proposed candidate.

There are no arrangements or understanding between any of our directors, nominees for directors or officers, and any other person pursuant to which any director, nominee for director, or officer was or is to be selected as a director, nominee or officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings, that are material to the evaluation of the ability or integrity of any of our directors or director nominees. There are no material proceedings to which any director, officer, affiliate, or owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associates of any such persons, is a party adverse to the Company or any of our subsidiaries, and none of such persons has a material interest adverse to the Company or any of its subsidiaries. Other than as disclosed below, during the last 5 years, none of our directors held any other directorships in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

The Nominating Committee has recommended, and the board of directors has nominated, Kenneth Potashner, David Raun, Kimberly Sentovich, Jack Harrison, Greg Matz, Sita Lowman and Gioia Messinger as nominees for election as members of our board of directors at the Annual Meeting for a period of one (1) year and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. At the Annual Meeting, seven directors will be elected to the board of directors.

Information Regarding Directors

Name	Age	Position
Kenneth Potashner	63	Chairman of the Board
David Raun	59	President and Chief Executive Officer, Director
Kimberly Sentovich	53	Director
Jack Harrison	65	Director
Greg Matz……….………………………	61	Director
Sita Lowman…….………………………	56	Director
Gioia Messinger……….………………...	58	Director

Kenneth Potashner has served as chairman of our board of directors since May 2019.  Mr. Potashner has extensive board of director experience in high growth, high technology global organizations. He has served as chairman of Newport Corporation where he provided 18 years of service culminating in the sale of Newport in 2016 for $980 million.  Mr. Potashner was chairman of Maxwell Technologies and directed it through a period of rapid expansion. He has also served on the board of directors of California Micro Devices, SonicBlue Inc, and Singapore Technologies, all publicly traded companies.  Mr. Potashner is currently serving as the chairman of Generation eSports and is also executive chairman of Home Bay Technologies and is on the board of Prologue Mobile and Launch Factory.  He has also served on the board of many private companies as well including DynaOptics, MyOffice.com, Underground Elephant, Lumedyne, Events.com, and several others. Several of the private companies that Mr. Potashner has had affiliations with have achieved successful exits or significant financings.  Mr. Potashner has a BSEE from Lafayette College and an MSEE from SMU, executive certifications from Columbia and INSEAD in Lausanne, Switzerland. He also has an Advanced Professional Director certification from American Board of Directors.  Mr. Potashner’s extensive experience serving on boards of directors of both private and public companies and contributing to their growth, financing activities and sales make him a valuable addition to the Board.

David Raun served as our interim chief executive officer since his appointment on February 15, 2020 until June 24, 2021, when he was appointed as the Company’s president and chief executive officer.  Mr. Raun formerly served as the audit chair on the One Stop Systems board of directors and serves as a director.  Mr. Raun was with PLX Technology, Inc., a publicly traded company on Nasdaq, from 2004-2014 where he eventually became president, chief executive officer and a director. In this role, he led the company to an acquisition by Avago (now Broadcom) after driving the company to large PCI Express market share, record revenues and profits.  This PCIe switch leadership position at PLX makes him very familiar with the OSS markets and the components he defined and marketed too many of OSS products.  Mr. Raun also served as chief operations officer at Home Bay

Technologies, an on-line technology based real estate company in 2019.  Prior to Home Bay, he was the president, COO and interim chief financial officer at ASSIA, Inc. a Silicon Valley-based SaaS providers from 2016-2018.  Here he led a turnaround driving to record revenues and sizable operating margins.  Prior to these roles he had multiple VP of marketing, business development, corporate development and sales roles.  He was chairman of the board at Kilopass, a semiconductor IP supplier until they were acquired by Synopsys in 2019.  Mr. Raun holds a B.S. in computer and electrical engineering from University of California, Santa Barbara. Mr. Raun has more than 24 years of experience at senior management and board levels in public and private companies including being involved in over 10 M&A/funding/exit, events, two company turnarounds, experience with activist shareholders and federal trade commission challenges, as well as creation of dominate market positions which are all a great benefit to the Company and the Board.

Kimberly Sentovich joined the board in February 2019 and is a seasoned merchandising, operations, IT and supply chain executive with 30 years of experience with multi-billion-dollar profit and loss responsibility.  From 2017 to 2019, Ms. Sentovich served as the Senior Vice President of Operations for Torrid, an apparel retailer.  From 2015 to 2017, Ms. Sentovich was Executive Vice President of Stores and Logistics at Gymboree, responsible for all 1300 company owned stores in North America.  Ms. Sentovich previously spent seven years (2008-2015) at Walmart rising from Regional Vice President of Operations – California to Divisional Senior Vice President of Operations – Pacific Division, and fifteen years at The Home Depot (1993-2008) rising to the level of Regional Vice President of Operations.  Ms. Sentovich obtained her MBA from The Paul Merage School of Business, University of California, Irvine and her B.A. in Philosophy and Political Science with a Minor in economics from Bryn Mawr College. Ms. Sentovich’s extensive executive experience which includes strategy, marketing, supply chain and profit and loss responsibility have led to corporate growth and profitability for these organizations and makes her a valuable addition to the Board.

Jack Harrison has served on our board of directors since December 2016. He was founder, president and chief executive officer of Aspen Integrated Technologies, a world-class development engineering & manufacturing center of advanced microelectronics which he grew through organic reinvestment and acquisition and which had a successful exit in 2011. His companies have been responsible for the assembly development and manufacture of microfluidic semiconductor DNA gene sequencing devices, next-gen military RF radar, missile guidance systems, miniaturization of neuro-modulation sensors and transmitters, medical implant devices, and more. Customers included major medical and technology companies, government prime contractors, DARPA, NASA, etc. Mr. Harrison is currently the president of Integrity Energy and also serves as the chairman of the board of Reach Beyond: a non-profit charitable organization of which he has been affiliated for more than 20 years. Mr. Harrison is an angel investor in several technology start-up companies and holds a BME degree from Wheaton College. Mr. Harrison’s decades of experience as chief executive office, board member, and angel investor, along with his technical and market understanding of some of the Company’s key markets to help drive sales, represent important needful skills to the Company and the Board.

Greg Matz, CPA, joined the board in July 2020 and is an experienced financial executive serving in controller, Vice President and CFO roles for over 25 years. Now retired, Mr. Matz is currently serving as a member of the board of directors and audit committee chair for Dare Bioscience, Inc. (NASDAQ:DARE), a public clinical-stage biopharmaceutical company. Mr. Matz also chairs the Dean’s Council for the University of San Francisco’s School of Management. From 2011 to 2016, he worked for The Cooper Companies, Inc. (NYSE:COO) holding roles as the Senior Vice President and Chief Financial Officer and Chief Risk Officer. From 2010 to 2011 Mr. Matz was the Chief Financial Officer for CooperVision, a business unit of The Cooper Companies, Inc. Prior to joining The Cooper Companies, Inc., he held key management roles in finance and marketing at Agilent Technologies and Hewlett Packard. He began his career at KPMG and is a CPA with an active certification. Mr. Matz graduated from the University of San Francisco with a B.S. in Business Administration and completed the University of Pennsylvania, The Wharton School’s Advanced Management Program. Mr. Matz is also a National Association of Corporate Directors (NACD) Board Leadership Fellow.  Our board of directors believes Mr. Matz’s experience in senior management and public company board roles, and most notably as a chief financial officer and chief risk officer of a public company, along with his corporate experience in financial functions, risk management, capital markets and corporate strategy, qualifies him to serve as a member of the Board.

Sita Lowman, joined the board in July 2020 and is a Fortune 500 executive that drives enterprise business transformation. Her expertise for identifying market trends, for organizing multi-national diverse teams to quickly react to these trends, and for leveraging partnerships to expand globally make her frequently called upon to lead new business ventures. Currently, Ms. Lowman serves as Vice President and General Manager for the Platform Services business of DXC Technologies, a multi-billion-dollar IT services Fortune 500 Company. At DXC, she is actively engaging in strategic partnerships with the world’s largest public cloud providers and Enterprise application providers, with responsibilities including P&L financial management, GTM and operations activities. From 2013 to 2017, Ms. Lowman was Senior Director, Enterprise Solutions on Demand Service Offering Management, Workload and Cloud for Hewlett Packard Enterprise. She has also held General Manager roles at Nortel Networks and Texas Instruments (TI) Defense Group (acquired by Raytheon).  Ms. Lowman holds a BSS of Electrical Engineering from Auburn University. Ms. Lowman’s extensive Fortune 500 experience, including her proven track record of identifying and quickly acting on market trends at a global level, and her familiarity of successfully selling into the defense industry, makes her well suited to serve in a director role with the Company.

Gioia Messinger, joined the board in July 2020 and is an accomplished venture-backed executive and founder focused on innovation and market disruption. She has years of experience in consumer electronics, Internet of Things (IoT), robotics/AI and digital health as Founder/CEO, board member, consultant and venture capital advisor.  From 2012 to present, Ms. Messinger has been the founder and principal of LinkedObjects, Inc. a strategic advisory services business focused on digital transformation brought about by AI and IoT. She is the past founder and CEO of Avaak, Inc. (NYSE:ARLO) that created Arlo, the award-winning smart video security system for home or business that defined the category and is now the market leader. She is a past founder and CEO of an early stage healthcare IT company and an early contributor to the development of the PillCam™ (NASDAQ:GIVN). Ms. Messinger served on the Board of Vicon Industries (NYSE:VII), a manufacturer of commercial video surveillance systems. She currently serves on the board of Kelzal (Qelzal Corporation), a venture backed company in the AI space, and on the Council of Advisors of the UC San Diego Jacobs School of Engineering. Ms. Messinger obtained her MBA from the Paul Merage School of Business at the University of California, Irvine and her B.S. in Computer Engineering from University of California, San Diego. Ms. Messinger’s proven serial entrepreneurial success at the CEO and board level, including the creation of a new market category backed by solid technical skills, makes her an invaluable addition to the Board.

Vote Required

If a quorum is present and voting at the Annual Meeting, the nominees receiving the highest number of votes will be elected to our board of directors. Votes withheld from any nominee, abstentions and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal, as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

PROPOSAL 2:

Ratification of Selection of Independent Registered Public Accounting Firm

The audit committee has selected Haskell & White LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the Company’s stockholders at the Annual Meeting. Haskell & White LLP has audited the Company’s financial statements since 2017. Representatives of Haskell & White LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Haskell & White LLP as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s amended and restated certificate of incorporation, or the Company’s amended and restated bylaws. However, the audit committee is submitting the selection of Haskell & White LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us for services related to the fiscal years ended December 31, 2020 and 2019, by Haskell & White LLP (“H&W”), our independent registered public accounting firm:

	2020	2019
Audit fees (1)	$207,500	$201,400
Audit-Related fees (2)	-	24,075
Tax fees	-	-
Other fees	-	-
Total fees	$207,500	$225,475

1)

Includes fees for (i) audits of our consolidated financial statements for the years ended December 31, 2020 and 2019, and (ii) reviews of our interim period financial statements for years 2020 and 2019.

2)	Included fees related to the initial and subsequent review of our registration statement on Form S-3 in 2019.

Pre-Approval Policies and Procedures

The audit committee pre-approves all auditing services and the terms of non-audit services provided by our independent registered public accounting firm, but only to the extent that the non-audit services are not prohibited under applicable law and the committee determines that the non-audit services do not impair the independence of the independent registered public accounting firm.

In situations where it is impractical to wait until the next regularly scheduled quarterly meeting, the chairman of the audit committee has been delegated authority to approve audit and non-audit services to be provided by our independent registered public accounting firm. Fees payable to our independent registered public accounting firm for any specific, individual service approved by the chairman pursuant to the above-described delegation of authority may not exceed $25,000, and the chairman is required to report any such approvals to the full committee at its next scheduled meeting. In addition, the audit committee has pre-approved a list of acceptable services and fees payable to H&W in an aggregate amount of up to $12,500 per quarter for such services, including without limitation audit and allowable non-audit and tax consulting.  This pre-approval is for small projects needing quick reaction and judged by the audit committee not to raise any independence issues with H&W. Such projects and fees are required to be presented in detail at the next audit committee meeting.  All fees that were incurred in 2020 and 2019 were pre-approved by the audit committee.

The audit committee has considered and determined that the provision of the non-audit services described is compatible with maintaining the independence of our registered public accounting firm.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present virtually or by proxy and entitled to vote on Proposal 2 will be required to ratify the selection of Haskell & White LLP. Abstentions will have the same effect as “against” votes. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF HASKELL & WHITE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

PROPOSAL 3:

Approval of an Amendment to the 2017 Equity Incentive Plan to Increase the Number of Shares Authorized for Issuance Under the 2017 Equity Incentive Plan

At the Annual Meeting, holders of our common stock, par value $0.0001 per share (“Common Stock”), will be asked to approve an amendment to the Company’s 2017 Equity Incentive Plan (the “Plan”) to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 1,500,000 shares, which would represent approximately 8% of our issued and outstanding shares of Common Stock (the “Amendment”).

Background and Proposed Amendment to the Plan

On October 10, 2017, our board of directors adopted the 2017 Equity Incentive Plan, as amended. On December 18, 2017, our stockholders approved the Plan, as amended. The Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including stock options, unrestricted stock grants, restricted stock units, stock bonuses and performance-based awards. An aggregate of 1,500,000 shares of Common Stock were reserved for issuance under the Plan. Since the adoption of the Plan, 1,473,765 shares of Common Stock have been issued upon grants under the Plan. Thus, the total number of shares of Common Stock currently available for issuance under the Plan as of April 19, 2021 is 26,235 shares of Common Stock. Our board of directors believes that an increase in the number of authorized shares of Common Stock is necessary for the continued optimal use of the Plan.

On April 6, 2021, the board of directors unanimously approved the amendment of the Plan, subject to approval by the stockholders, to increase the number of shares of Common Stock authorized for issuance under the Plan by 1,500,000 shares resulting (if such increase is authorized by the stockholders) in the aggregate of 3,000,000 shares of Common Stock authorized for issuance under the Plan. The board of directors has directed that the proposal to amend the Plan be submitted to the stockholders for their approval at the Annual Meeting.

The board of directors believes that our interests and the interests of our stockholders will be advanced if we can continue to offer our employees, notably at the senior management level, advisors, consultants, and non-employee directors the opportunity to acquire or increase their proprietary interests in us. The board of directors has concluded that our ability to attract, retain and motivate top quality management and employees is material to our success and would be enhanced by our continued ability to grant equity compensation under the Plan. Accordingly, the board of directors has determined that the number of shares available for issuance under the Plan should be increased so that we may continue our compensation structure and strategy.

If the stockholders do not approve the Amendment of the Plan at the Annual Meeting, the Amendment will not become effective, and the number of shares of Common Stock authorized for issuance under the Plan will remain at 1,500,000 shares of Common Stock.

The principal provisions of the Plan, as amended, are summarized below. This summary is not a complete description of all of the Plan’s provisions and is qualified in its entirety by reference to the Plan, which is attached as Exhibit 10.5 to the Annual Report, as amended by that certain Amendment No. 1 to the 2017 Stock Equity Incentive Plan, which is attached as Exhibit 10.6 to the Annual Report. Capitalized terms in this summary only not defined in this proxy statement shall have the same meaning ascribed to such terms as set forth in the Plan.

Description of the Plan

Purpose of the Plan

The purpose of the Plan is to (i) provide additional incentive for selected Employees, Directors and Consultants to further the growth, development and financial success of the Company by providing a means by which such persons can personally benefit through the ownership of capital stock of the Company, and (ii) enable the Company to secure and retain key Employees, Directors and Consultants considered important to the long-term success of the Company by offering such persons an opportunity to own capital stock of the Company.

Form of Awards

Stock Awards under the Plan may be granted in any one or all of the following forms: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock awards, (iv) Restricted Stock Units, (v) Stock Bonus awards, and (vi) Performance-Based Awards.

Maximum Shares Available

The current maximum aggregate number of shares of Common Stock available for award under the Plan is 1,500,000, of which 1,473,765 shares have been issued upon a grant under the Plan, subject to adjustment as provided for in the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or issued shares reacquired by the Company. In the event that (a) all or any portion of any Stock Award granted or offered under the Plan can no longer under any circumstances be exercised or otherwise become vested, or (b) any Award Shares are reacquired by the Company which were initially the subject of a Stock Award Agreement, the Award Shares allocable to the unexercised or unvested portion of such Stock Award, or the Award Shares so reacquired, shall again be available for grant or issuance under the Plan.

Administration of the Plan

The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee or an Officer.

The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the “Committee”). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in the Plan to the Administrator shall thereafter be deemed to be references to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3 of the Exchange Act. In addition, the Board or the Committee, in its discretion, may (1) delegate to a committee of one or more members of the Board who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, and/or (2) delegate to a committee of one or more members of the Board who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

Eligibility to Participate in the Plan

The persons eligible to receive Stock Awards under the Plan are the Employees, Directors and Consultants of the Company and its Affiliates.

Incentive Stock Options may be granted only to Employees; all other Stock Awards may be granted only to Employees, Directors and Consultants. In the event a Participant is both an Employee and a Director, or a Participant is both a Director and a Consultant, the Stock Award Agreement shall specify the capacity in which the Participant is granted the Stock Award; provided, however, if the Stock Award Agreement is silent as to such capacity, the Stock Award shall be deemed to be granted to the Participant as an Employee or as a Consultant, as applicable.

Stock Options

Stock Options may be granted under the Plan for the purchase of shares of Common Stock. The Administrator may designate Stock Options as either Incentive Stock Options or Nonstatutory Stock Options. No grant of an Incentive Stock Option will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Option Agreement.

In general, the exercise price of each Incentive Stock Option shall be not less than the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. The Administrator shall determine the exercise price of each Nonstatutory Stock Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Incentive Stock Option is granted pursuant to an assumption of or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

Options may be exercised in whole or in part. Payment of the purchase price upon the exercise of Options may be made in (i) cash or check, (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Administrator, (iii) by delivery of shares of Common Stock, (iv) by a “net exercise” arrangement, or (v) any other form of legal consideration acceptable to the Administrator.

Restricted Stock Awards

Restricted Stock Awards may be granted under the Plan. Restricted Stock Awards are grants of shares of Common Stock that vest in accordance with terms and conditions established by the Administrator. The Administrator will determine the number of shares of restricted stock granted to any Employee, Director or Consultant and, subject to the provisions of the Plan, will determine the terms and conditions of such awards. The Administrator may impose whatever conditions to vesting it determines to be appropriate.

Restricted Stock Units

The Administrator is authorized to make Awards of Restricted Stock Units to any Participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Alternatively, Restricted Stock Units may become fully vested and nonforfeitable pursuant to the satisfaction of one or more Performance Goals or other specific performance goals as the Administrator determines to be appropriate at the time of the grant of the Restricted Stock Units or thereafter, in each case on a specified date or dates or over any period or periods determined by the Administrator. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant to whom the Award is granted.

Stock Bonus Awards

Stock Bonus Awards may be granted under the Plan. The Administrator will determine the number of Stock Bonus Awards granted to any Employee, Director or Consultant and, subject to the provisions of the Plan, will determine the terms and conditions of such awards. The Administrator may impose whatever conditions to vesting it determines to be appropriate.

Performance-Based Awards

The Plan provides the Administrator to qualify Stock Awards other than Options as Qualified Performance-Based Compensation.

With respect to Performance-Based Awards, the Administrator will specify performance objectives that must be satisfied in order for the Participant to vest in such Performance-Based Award that have been awarded to him or her. In determining the amount earned by the Participant, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

Unless otherwise provided in the applicable Stock Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

Assignment and Transfer

Options granted under the Plan shall not be transferable in any manner other than as provided in the Plan. More particularly, the Option may not be assigned, transferred (except as expressly provided in the Plan), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of the Plan, or the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.

Modification of the Plan

The Administrator may suspend, terminate, modify or amend the Plan, provided that any amendment that would (i) increase the number of shares reserved for Stock Awards under the Plan, except for certain adjustments upon changes in Common Stock, (ii) modify the requirements as to eligibility for participation in the Plan, or (iii) modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code, will be subject to the approval of the Company's stockholders. If the Plan is terminated, the terms of the Plan will, notwithstanding such termination, continue to apply to awards granted prior to such termination.

New Plan Benefits

The benefits that will be awarded or paid under the Plan, if stockholder approval of the proposed amendment is obtained, cannot currently be determined. Awards granted under the Plan are within the compensation committee’s discretion, and the compensation committee has not determined future awards or who might receive them. The Plan does not have set benefits or amounts, and no grants or awards have been made by the compensation committee or the board that are conditioned upon stockholder approval of the Plan.

For illustrative purposes, the following table shows the number of awards made under the Plan in fiscal 2020 to each named executive officer, all current executive officers as a group, all current non-employee directors as a group and all employees, including all current officers who are not executive officers, as a group:

	Stock Options		Restricted Stock Units
Name	Number of Units (1)	Average Per Share Exercise Price ($)	Dollar Value ($) (2)	Number of Units (3)
David Raun	412,125	$2.14	$1,150,892	430,759

Jim Ison	-	-	$40,500	15,000

John W. Morrison Jr.	-	-	$40,500	15,000

Steve Cooper	-	-	$-	-

All Current Executive Officers as a Group	412,125	$2.14	$1,231,892	460,759

All Current Non-Employee Directors as a Group	-	-	$129,060	58,492

All Employees Other Current Executives Officers , as a Group	20,000	$1.16	$94,500	35,000

(1)  This column includes the number of shares underlying stock options granted under the Plan in fiscal 2020.

(2)  This column represents restricted stock units awarded in fiscal 2020. The amounts represent the aggregate grant date fair value of the awards computed in accordance with stock-based accounting rules (Financial Standards Accounting Board (“FASB”) ASC Topic 718), consistent with the valuation approach described in Footnote 1 to the Summary Compensation Table for fiscal year 2020.

(3)  This column corresponds to the number of restricted stock units granted in fiscal 2020.

Vote Required

The affirmative vote of the holders of a majority of the shares of our common stock present virtually or by proxy and entitled to vote at the Annual Meeting at which a quorum is present will be required for approval of this proposal.

Abstentions and broker non-votes are not counted in determining the number of shares voted for or against this proposal. However, abstentions and broker non-votes will be counted as entitled to vote and will, therefore, have the same effect as a vote “against” this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2017 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN BY AN ADDITIONAL 1,500,000 SHARES OF COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock, as of March 31, 2021, by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with SEC rules. The information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, the number of shares of common stock deemed outstanding includes shares issuable upon exercise of stock options or warrants held by the respective person or group that may be exercised or converted within 60 days after March 31, 2021. For purposes of calculating each person’s or group’s percentage ownership, stock options and warrants exercisable within 60 days after March 31, 2021 are included for that person or group but not for any other person or group.

Applicable percentage ownership is based on 18,502,902 shares of common stock outstanding at March 31, 2021.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed. Unless otherwise noted below, the address of each person listed on the table is c/o One Stop Systems, Inc., 2235 Enterprise Street, #110, Escondido, CA 92029.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
5% or greater stockholders:
Steve Cooper (11)	3,042,675	16.4%
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (12)	1,497,006	8.1%
James Reardon (13)	1,039,312	5.6%
Bard Associates, Inc. (14)	974,255	5.3%
Named Executive Officer and Directors:
David Raun (1)	519,622	2.7%
Ken Potashner (2)	362,057	1.9%
Jack Harrison (3)	60,218	*
Kimberly Sentovich (4)	17,500	*
Sita Lowman (5)	8,164	*
Gioia Messinger (6)	6,924	*
Greg Matz (7)	8,664	*
Jim Ison (8)	152,592	*
John Morrison (9)	69,611	*
All executive officers and directors as a group (9 persons) (10)	1,205,352	6.25%

*	Less than 1%.
(1)

Consists of (i) 83,544 shares of common stock held by Mr. Raun, (ii) 10,000 shares of common stock Mr. Raun has the right to acquire or receive from us within 60 days of March 31, 2021, (iii) 412,125 shares of common stock Mr. Raun has the right to acquire within 60 days or March 31, 2021 provided that the 10 day VWAP of the stock price remains above $5.50 after March 25, 2021; and (iv) 13,953 shares of common stock that Mr. Raun has the right to exercise within 60 days of March 31, 2021 pursuant to common stock warrants. Mr. Raun is our president and chief executive officer.

(2)

Consists of (i) 169,200 shares of common stock held by Mr. Potashner, (ii) 47,857 shares of common stock that Kenco, Inc. has the right to exercise within 60 days of March 31, 2021 (pursuant to common stock warrants, and (iii) 145,000 shares of common stock that Mr. Potashner has the right to acquire or receive from us within 60 days of March 31, 2021 pursuant to the exercise of stock options. Mr. Potashner has sole voting and investment control over Kenco, Inc. Mr. Potashner is the chairman of the board of directors.

(3)

Consists of (i) 30,451 shares of common stock held by Mr. Harrison, and (ii) 19,767 shares of common stock that Mr. Harrison has the right to exercise within 60 days of March 31, 2021 pursuant to common stock warrants, and (iii) 10,000 shares of common stock that Mr. Harrison has the right to acquire or receive from us within 60 days of March 31, 2021 pursuant to the exercise of stock options. Mr. Harrison is a member of the board of directors.

(4)	Consists of 17,500 shares of common stock held by Ms. Sentovich. Ms. Sentovich is a member of the board of directors.
(5)	Consists of 8,164 shares of common stock held by Ms. Lowman. Ms. Lowman is a member of the board of directors.
(6)	Consists of 6,924 shares of common stock held by Ms. Messinger. Ms. Messinger is a member of the board of directors.
(7)	Consists of 8,664 shares of common stock held by Mr. Matz. Mr. Matz is a member of the board of directors.
(8)

Consists of (i) 31,400 shares of common stock held by Mr. Ison, and (ii) 120,355 shares of common stock and (iii) 837 RSU’s that Mr. Ison has the right to acquire or receive from us within 60 days of March 31, 2021 pursuant to the exercise of stock options. Mr. Ison is the chief sales and marketing officer of the Company.

(9)	Consists of 69,611 shares of common stock held by Mr. Morrison. Mr. Morrison is the chief financial officer of the Company.
(10)

Includes (i) 425,458 shares beneficially owned by our current named executive officers and directors, (ii) 779,057 shares subject to options, warrants or convertible securities, and (iii) 837 RSU’s that are either exercisable or such person has a right to receive within 60 days of March 31, 2021, as set forth in the previous footnotes.

(11)

Consists of 3,042,675 shares of common stock held by The Cooper Revocable Trust dated April 25, 2001.  Mr. Cooper shares joint voting and investment control of The Cooper Revocable Trust dated April 25, 2001 with his wife Lori Cooper. Mr. Cooper served as our chief executive officer and president until February 15, 2020.

(12)	As set forth in the Schedule 13G filed with the SEC on March 11, 2021.
(13)

Consists of (i) 1,019,312 shares of common stock held by Mr. Reardon, and (ii) 20,000 shares of common stock that Mr. Reardon has the right to acquire from us within 60 days of March 31, 2021 pursuant to the exercise of stock options. Mr. Reardon is a VP of sales of the Company.

(14)	As set forth in the Schedule 13G/A filed with the SEC on February 12, 2021.

BOARD MATTERS AND CORPORATE GOVERNANCE

Board Composition and Election of Directors

Director Independence

Our board of directors is authorized for seven members.  Our board of directors has determined that Kenneth Potashner, Jack Harrison, Greg Matz, Kimberly Sentovich, Sita Lowman and Gioia Messinger are all independent directors in accordance with the listing requirements of The Nasdaq Capital Market. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of their family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has established four standing committees – audit, compensation, risk oversite and nominations and corporate governance – each of which operates under a charter that has been approved by our board of directors. The following table provides information for the current membership for each of the committees of the board of directors:

Name	Audit Committee		Compensation Committee		Risk Oversite Committee		Nominations and Corporate Governance Committee
Kenneth Potashner			X	*			X
Kimberly Sentovich	X	*	X
Jack Harrison					X		X	*
Greg Matz	X				X	*	X
Sita Lowman	X				X
Gioia Messinger	X		X

* Indicates chairperson

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	Selecting and retaining (subject to approval by the Company’s stockholders) our independent registered public accounting firm;
•	Setting the compensation of our independent registered public accounting firm;
•	Overseeing the work of our independent registered public accounting firm and pre-approving all audit services they provide;
•	Approving all permitted non-audit services performed by our independent registered public accounting firm;
•	Establishing policies and procedures for engagement of our independent registered public accounting firm for permitted audit and non-audit services;
•	Evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•	Reviewing the design, implementation, adequacy and effectiveness of our internal accounting controls and our critical accounting policies;

•	Discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•	Reviewing the scope and plan of our independent registered public accounting firm and their effective use of audit resources;
•

Reviewing with management and independent auditors their significant audit findings, and assess the steps that management has taken or proposes to take to minimize significant risks or exposures facing the Company, and periodically review compliance with such steps;

•

Establishing procedures for the Company’s confidential and anonymous receipt, retention and treatment of complaints regarding the Company’s accounting, internal controls and auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

•

Obtaining the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the audit committee, and receive appropriate funding from the Company, as determined by the audit committee, for the payment of compensation to any such advisors;

•

Reviewing, overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters; and

•	Reviewing and evaluating, at least annually, the performance of the audit committee and its members including compliance of the audit committee with its charter.

The members of our audit committee are Ms. Sentovich, Ms. Lowman, Ms. Messinger and Mr. Matz. Ms. Sentovich serves as the chairwoman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The Nasdaq Capital Market. Our board of directors has determined that Ms. Sentovich and Mr. Matz are “audit committee financial experts” as defined by applicable SEC rules and have the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Our board of directors has determined that Ms. Sentovich, Ms. Lowman, Ms. Messinger and Mr. Matz are independent under the applicable rules of the SEC and The Nasdaq Capital Market.  We are currently in compliance with Nasdaq rules and Rule 10A-3 due to the fact that all members of our audit committee have been deemed independent by our board of directors. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq Capital Market.  During the year 2020, the audit committee met four times.

Report of the Audit Committee of the Board of Directors

The audit committee oversees the Company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in the Company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting pronouncements.

The audit committee reviewed with Haskell & White LLP, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. In addition, the audit committee has discussed with Haskell & White LLP, its independence from management and the Company, has received from Haskell & White LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Haskell & White LLP’s communications with the audit committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with Haskell & White LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the Company’s financial reporting. Haskell & White LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the Company’s reporting. The audit committee’s meetings with Haskell & White LLP were held with and without management present. The audit committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the Company’s board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”). The audit committee and the Company’s board of directors also have recommended, subject to stockholder approval, the ratification of the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Respectfully submitted,

The Audit Committee of the Board of Directors
Kimberly Sentovich (chairperson)
Greg Matz Sita Lowman Gioia Messinger

Compensation Committee

Our compensation committee approves, or recommends to our board of directors, policies relating to compensation and benefits of our officers and employees. The compensation committee approves, or recommends to our board of directors, annual and long-term corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and approves, or recommends to our board of directors, the compensation of these officers based on such evaluations. The compensation committee also approves, or recommends to our board of directors, the issuance of stock options and other awards under our equity plan. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter.

The members of our compensation committee are Mr. Potashner, Ms. Sentovich, and Ms. Messinger.  Mr. Potashner serves as the chairperson of the committee. Our board of directors has determined that Mr. Potashner, Ms. Sentovich, and Ms. Messinger are independent under the applicable rules and regulations of The Nasdaq Capital Market and all current members qualify as a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. Our board of directors has determined that each of the members of our compensation committee is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m).  We are currently in compliance with Nasdaq rules due to the fact that all members of our compensation committee have been deemed independent by our board of directors. The compensation committee operates under a written charter, which the compensation committee will review and evaluate at least annually. During the year 2020 the compensation committee met four times.

Risk Oversight Committee

The risk oversight committee is responsible for assisting our board of directors and overseeing and monitoring the Company’s senior management with carrying out its responsibilities such as identifying and assessing the material risks the Company faces, establishing a risk management, crisis management, and emergency response plan, overseeing financial risks, strategic risks, market risks, and other risks the Company faces, if applicable, and approving the Company’s enterprise wide risk management framework in conjunction with the board of directors.

The members of our risk oversight committee are Mr. Matz, Ms. Lowman, and Mr. Harrison. Mr. Matz serves as the chairman of the committee. Our board of directors has determined that Mr. Matz, Ms. Lowman, and Mr. Harrison are independent. The risk oversight committee operates under a written charter, which the risk oversight committee will review and evaluate at least annually.  Formed in August 2020, the risk oversight committee met two times during the year.

Nominations and Corporate Governance Committee

The nominations and corporate governance committee is responsible for assisting our board of directors in discharging the board of directors’ responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our Annual Meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition, the nominations and corporate governance committee is responsible for overseeing our corporate governance policies, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

The members of our nominations and corporate governance committee are Mr. Harrison, Mr. Potashner, and Mr. Matz.  Mr. Harrison serves as the chairman of the committee. Our board of directors has determined that Mr. Harrison, Mr. Potashner, and Mr. Matz are independent under the applicable rules and regulations of The Nasdaq Capital Market relating to nominations and corporate governance committee independence.  We are currently in compliance with Nasdaq rules due to the fact that all members of our nominations and corporate governance committee have been deemed independent by our board of directors. The nominations and corporate governance committee operates under a written charter, which the nominations and corporate governance committee will review and evaluate at least annually. During the year 2020, the nominations and corporate governance committee met four times.

Board Leadership Structure

Our board of directors consists of seven directors. We believe our leadership structure is appropriate for the size and scope of operations of a company of our size.   Our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate to ensure the interests of the Company and its stockholders are best served.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the Company’s risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the Company’s risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk.

The audit committee reviews information regarding liquidity and operations, and oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nomination and corporate governance committee reviews compliance with external and internal compliance with policies, procedures and practices consistent with the Company’s charter and bylaws.  The risk oversight committee, among other things, identifies and assesses material risks the Company faces, establishes a risk management, crisis management, and emergency response plan.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

During the year 2020, our board of directors met six times, including telephonic meetings. In that year, each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and each committee of the board of directors on which such director served.

Board Diversity

Our nominations and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominations and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	Personal and professional integrity, ethics and values;
•	Experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	Experience as a board member or executive officer of another publicly-held company;
•	Strong finance experience;
•	Diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•	Diversity of background and perspective, including, but not limited to, with respect to age, gender, race, sexual orientation, place of residence and specialized experience;
•	Experience relevant to our business industry and with relevant social policy concerns; and
•	Relevant academic expertise or other proficiency in an area of our business operations.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion) or specific committees of the board of directors, as applicable.

Corporate Governance

Our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Risk Oversite Committee Charter, and Nominations and Corporate Governance Committee Charter are available, free of charge, on our website at www.ir.onestopsystems.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide a copy of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029.

Conflicts of Interest

Our directors and officers are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation

We have adopted a Code of Business Conduct and Ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent.

Directors Compensation

The following table sets forth information for the year ended December 31, 2020, regarding the compensation awarded to, earned by or paid to our non-employee directors who served on our board of directors during 2020.

Name	Fees earned or paid in cash ($)	Stock awards ($)	RSU awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Ken Potashner	$40,000	$-	$20,800	$-	$-	$-	$60,800
Jack Harrison	$35,000	$-	$20,800	$-	$-	$-	$55,800
Kimberly Sentovich	$35,000	$-	$20,800	$-	$-	$-	$55,800
Sita Lowman (1)	$15,000	$-	$15,287	$-	$-	$-	$30,287
Gioia Messinger (1)	$15,000	$-	$15,287	$-	$-	$-	$30,287
Greg Matz (1)	$17,500	$-	$15,287	$-	$-	$-	$32,787
David Raun (2)	$4,519	$-	$20,800	$-	$-	$-	$25,319
John Reardon (3)	$12,775	$-	$20,800	$-	$-	$-	$33,575
Steve Cooper (3)	$8,736	$-	$-	$-	$-	$-	$8,736

(1)	New member effective July 1, 2020
(2)	For the period January 1 – February 15, 2020
(3)	Messrs. Reardon and Cooper were not proposed on the slate for the board of director’s effective from June 3, 2020

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth the names, ages, and positions of our executive officers and directors as of March 31, 2021. There are no arrangements, agreements or understandings between non-management security holders and management under which non-management security holders may directly or indirectly participate in or influence the management of our affairs. There are no arrangements or understandings between any director and any other person pursuant to which any director or executive officer was or is to be selected as a director or executive officer, as applicable. There currently are no legal proceedings, and during the past ten years there have been no legal proceedings that are material to the evaluation of the ability or integrity of any of our directors or director nominees.

Name	Age	Position
Executive Officers
David Raun	59	President & Chief Executive Officer
John W. Morrison, Jr.	63	Chief Financial Officer
Jim Ison	51	Chief Sales and Marketing Officer

The biography of David Raun can be found under “Proposal 1 – Election of Directors.”

John W. Morrison, Jr. has served as our Chief Financial Officer since September 1, 2017. Mr. Morrison has been a CPA for more than 30 years with experience in public accounting and all aspects of financial reporting and financing. From June 2014 to September 2017, he served as the chief financial and operations officer for Carol Cole Company. Prior to Carol Cole, he served as a consultant to various private companies regarding their financial and operational affairs. From January 2013 to September 2013 he served as the chief financial officer of Gen-E, an information technology and services company. Mr. Morrison also served as the executive vice president and chief financial and operations officer for the Kelley Blue Book Company for 11 years. He began his career working 15 years for the public accounting firm PricewaterhouseCoopers (now PwC) both in the U.S. and Asia. Mr. Morrison holds a B.S. in accounting and business management and MACC in Accounting from Brigham Young University.

Jim Ison, has been with OSS since 2004 and currently serves as our Chief Sales and Marketing Officer. Mr. Ison has 28 years’ combined experience in the bus-board marketplace and the HPC industry. Prior to joining OSS, he held various sales and marketing positions centered on COTS military and converged communications accounts for Ziatech Corporation and Rittal Corporation. Mr. Ison holds a B.S. in aeronautical engineering from California Polytechnic State University, San Luis Obispo and an MBA from University of Florida.

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2020, our “named executive officers” and their positions were as follows:

•	David Raun, President and Chief Executive Officer
•	John W. Morrison Jr., Chief Financial Officer, Treasurer and Secretary
•	Jim Ison, Chief Sales and Marketing Officer
•	Steve Cooper, former President and Chief Executive Officer, terminated as of February 15, 2020

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by each individual who served as our principal executive officer at any time in 2020, and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2020.  These individuals are our named executive officers for 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2)	Total ($)
David Raun (3)	2020	$282,116	$-	$1,696,019	$-	$23,128	$2,001,263
President and Chief Executive Officer	2019	$-	$-	$-	$-	$-	$-

Jim Ison	2020	$264,816	$74,973	$40,500	$-	$31,650	$411,938
Chief Sales and Marketing Officer	2019	$248,852	$30,577	$24,300	$-	$34,689	$338,418

John W. Morrison Jr.	2020	$285,574	$113,194	$40,500	$-	$31,957	$471,224
Chief Financial Officer	2019	$270,382	$37,838	$36,450	$-	$35,944	$380,614

Steve Cooper (4)	2020	$62,367	$245,992	$-	$-	$300,657	$609,015
Former President and Chief Executive Officer	2019	$337,314	$82,201	$72,900	$-	$23,692	$516,107

(1)

Amounts reflect the full grant-date fair value of stock awards granted during the relevant fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to our officers in Note 9 to the audited consolidated financial statements for the year ended December 31, 2020 contained elsewhere in this Annual Report.

(2)	Represents payment of health insurance premiums and 401(k) contributions. For Mr. Cooper, it also includes severance benefits.
(3)	Mr. Raun was appointed interim chief executive officer on February 15, 2020, and was appointed president and chief executive officer on June 24, 2020.
(4)	Mr. Cooper was terminated on February 15, 2020.

Narrative Disclosure to Compensation Tables

Executive Employment Agreement with David Raun

Mr. Raun is entitled to a base salary of $345,000, as approved by the board of directors on June 24, 2020, and subsequent annual increases as determined by the compensation committee and an annual bonus (paid out quarterly if targets are met) in the amount of 50% of his then annual base salary. The bonus is based on Mr. Raun’s performance, as determined by the board of directors in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the board of directors. Mr. Raun is eligible to participate in our 2017 Equity Incentive Plan subject to the discretion of the board of directors if and when the board of directors determines to make a grant to him.

Under the terms of the employment agreement with Mr. Raun, if we terminate his employment for other than good cause, or if Mr. Raun resigns for good reason, Mr. Raun is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, and any unreimbursed expenses incurred in accordance with Company policy; (2) severance payments in an aggregate amount up to twelve (12) months of Mr. Raun’s then-current Base Salary (3) the continuation of Mr. Raun’s group health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) at OSS’ expense for a period of twelve (12) months following the termination date, and (4) unvested Restricted Stock Units (“RSU’s”) shall accelerate so that an additional twelve (12) months of RSU’s shall vest from the termination date. Mr. Raun must provide a release and waiver to OSS as a condition of receiving benefits (2)-(4) set forth in this paragraph.

Executive Employment Agreement with John Morrison

Mr. Morrison is entitled to a base salary of $290,000, as approved by the board of directors on April 6, 2021, and subsequent annual increases as determined by the compensation committee and a target quarterly bonus in the amount of 35% of his quarterly base salary. The target quarterly bonus is based on Mr. Morrison’s performance, as determined by the board of directors in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the board of directors. Mr. Morrison is eligible to participate in our 2017 Equity Incentive Plan subject to the discretion of the board of directors if and when the board of directors determines to make a grant to him.

Under the terms of the employment agreement with Mr. Morrison, if we terminate his employment without cause (as defined below) or he resigns for good reason (as defined below) at any time other than within three (3) months immediately preceding or twelve (12) months immediately following the effective date of a change in control (as defined below), he is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) severance payments in an aggregate amount up to six (6) months of Mr. Morrison’s then-current Base Salary, paid to Mr. Morrison on OSS’s regular paydays until the earlier of (i) the date that is six (6) months following his termination or (ii) the date as of which he commences employment with another employer, subject to standard payroll deductions and withholdings; (3) a lump sum payment equal to Mr. Morrison’s then-current target bonus; (4) the continuation of Mr. Morrison’s group health continuation coverage under COBRA at OSS’s expense for a period of six (6) months following the termination date; provided, however, that in the event Mr. Morrison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (5) the automatic acceleration of the vesting and exercisability of his equity awards and stock options. Mr. Morrison must provide a release and waiver to OSS as a condition of receiving benefits (2)-(5) set forth in this paragraph.

In the event Mr. Morrison’s termination without cause or resignation for good reason occurs within the three (3) months immediately preceding or twelve (12) months immediately following a change in control, he is entitled to the following payments and benefits: (1) a single lump-sum payment in an amount equal to six (6) months of Mr. Morrison’s then-current base salary, subject to standard payroll deductions and withholdings, payable within ten (10) business days of the date the release and waiver becomes effective; and (2) provided that Mr. Morrison timely elect such coverage, the continuation of Mr. Morrison’s group health continuation coverage under COBRA at OSS’s expense for a period of six (6) months following the termination date; provided, however, that in the event Mr. Morrison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (3) the vesting of the shares subject to each of Mr. Morrison’s equity awards and stock options shall be accelerated such that one hundred percent (100%) of said shares shall be deemed fully-vested and, if applicable, immediately exercisable effective as of the date of such termination.

If Mr. Morrison’s employment is terminated as a result of his death or following his permanent disability, Mr. Morrison or his estate, as applicable, is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan, expense reimbursement or practice to which he is entitled; and (2) a lump sum cash payment in an amount equal to his “earned” bonus for the calendar quarter during which his date of termination occurs calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar quarter during which such termination occurs that has elapsed through the date of termination.

Executive Employment Agreement with Jim Ison

Mr. Ison is entitled to a base salary of $275,000, as approved by the board of directors on April 6, 2021, and subsequent annual increases as determined by the compensation committee and a target quarterly bonus in the amount of 25% of his quarterly base salary. The target quarterly bonus is based on Mr. Ison’s performance, as determined by the board of directors in its sole discretion, against fundamental corporate and/or individual objectives to be determined by the board of directors. Mr. Ison is eligible to participate in our 2017 Equity Incentive Plan subject to the discretion of the board of directors if and when the board of directors determines to make a grant to him.

Under the terms of the employment agreement with Mr. Ison, if we terminate his employment without cause (as defined below) or he resigns for good reason (as defined below) at any time other than within three (3) months immediately preceding or twelve (12) months immediately following the effective date of a change in control (as defined below), he is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) severance payments in an aggregate amount up to six (6) months of Mr. Ison’s then-current Base Salary, paid to Mr. Ison on OSS’s regular paydays until the earlier of (i) the date that is six (6) months following his termination or (ii) the date as of which he commences employment with another employer, subject to standard payroll deductions and withholdings; (3) a lump sum payment equal to Mr. Ison’s then-current target bonus; (4) the continuation of Mr. Ison’s group health continuation coverage under COBRA at OSS’s expense for a period of six (6) months following the termination date; provided, however, that in the event Mr. Ison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (5) the automatic acceleration of the vesting and exercisability of his equity awards and stock options. Mr. Ison must provide a release and waiver to OSS as a condition of receiving benefits (2)-(5) set forth in this paragraph.

In the event Mr. Ison’s termination without cause or resignation for good reason occurs within the three (3) months immediately preceding or twelve (12) months immediately following a change in control, he is entitled to the following payments and benefits: (1) a single lump-sum payment in an amount equal to six (6) months of Mr. Ison’s then-current base salary, subject to standard payroll deductions and withholdings, payable within ten (10) business days of the date the release and waiver becomes effective; and (2) provided that Mr. Ison timely elect such coverage, the continuation of Mr. Ison’s group health continuation coverage under COBRA at OSS’s expense for a period of six (6) months following the termination date; provided, however, that in the event Mr. Ison becomes eligible for comparable group insurance coverage in connection with new employment, such COBRA premium payments by OSS shall terminate immediately; and (3) the vesting of the shares subject to each of Mr. Ison’s equity awards and stock options shall be accelerated such that one hundred percent (100%) of said shares shall be deemed fully-vested and, if applicable, immediately exercisable effective as of the date of such termination.

If Mr. Ison’s employment is terminated as a result of his death or following his permanent disability, Mr. Ison or his estate, as applicable, is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan, expense reimbursement or practice to which he is entitled; and (2) a lump sum cash payment in an amount equal to his “earned” bonus for the calendar quarter during which his date of termination occurs calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar quarter during which such termination occurs that has elapsed through the date of termination.

Defined Terms Applicable to Executive Employment Agreements

For purposes of executive employment agreements, “change in control” shall mean:

(i) The direct or indirect sale or transfer, in a single transaction or a series of related transactions, by the stockholders of the Company of voting securities, in which the holders of the outstanding voting securities of the Company immediately prior to such transaction or series of transactions hold, as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power all outstanding voting securities of the Company or of the acquiring entity immediately after such transaction or series of related transactions;

(ii) A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(iii) A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(iv) The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(v) Any time individuals who, on the date this Plan is adopted by the board of directors, are members of the board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the input/output; provided, however, that if the appointment or election (or nomination for election) of any new board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

For purposes of the executive employment agreements, “cause” means as determined in the sole discretion of the board of directors following written notice of the condition(s) believed to constitute cause, which notice shall briefly describe such condition(s), one or more of the following condition(s): (i) Executive’s failure to substantially perform Executive’s job duties (other than any such failure resulting from Executive’s incapacity due to physical or mental illness or any such actual or anticipated failure after his issuance of written notice of the occurrence of an event alleged by Executive to constitute good reason); (ii) Executive’s failure to comply with all material applicable laws in performing Executive’s job duties or in directing the conduct of OSS’s business; (iii) Executive’s commission of any felony or intentionally fraudulent acts against OSS, its affiliates, executives, agents or customers; (iv) Executive’s participation in any activity that is directly competitive with or intentionally injurious to OSS or any of its affiliates or which violates the terms of Executive’s proprietary information and inventions agreement; (iv) Executive’s material breach of the terms of Executive’s proprietary information and inventions agreement; (v) Executive’s commission of any act of fraud, embezzlement or dishonesty against OSS or any of its affiliates, or use or intentional appropriation for Executive’s personal use or benefit of any funds or material properties of OSS or any of its affiliates not authorized by the board of directors to be so used or appropriated; (vi) Executive’s breach of any material provision of the employment agreement; and (vii) Executive’s gross negligence, insubordination or material violation of any duty of loyalty to OSS or any other demonstrable material misconduct on the part of Executive; provided, however, that, termination by OSS under subsections (i) or (vi) of this Section 3.8(c), shall only be deemed for “cause” pursuant to the foregoing definition if Executive fails to remedy such condition(s) within thirty (30) days following delivery of the notice of termination for cause.

For purposes of the executive employment agreements, “good reason” means the occurrence of any of the following events without Executive’s consent: (i) a material adverse change in Executive’s duties, authority or responsibilities relative to the duties, authority or responsibilities in effect immediately prior to such reduction, provided; however, that a reduction in duties, position or responsibilities solely by virtue of OSS being acquired and made part of a larger entity (as, for example, when Executive retains a similar position with a subsidiary of the acquiring entity following a change in control, but Executive does not hold the same position in the acquiring entity) shall not constitute “good reason;” and, provided, further that Executive’s removal from the board of directors shall not constitute “good reason;” (ii) a material diminution in Executive’s base compensation; or (iii) a material breach by OSS of its obligations under this Agreement; provided, however, that, such termination by Executive shall only be deemed for “good reason” pursuant to the foregoing definition if: (A) Executive gives OSS written notice of Executive’s intent to terminate for good reason within sixty (60) days following the first occurrence of the condition(s) that Executive believes constitute(s) good reason, which notice shall describe such condition(s); (B) OSS fails to remedy such condition(s) within thirty (30) days following receipt of the written notice (the “Cure Period”); and (C) Executive voluntarily terminates Executive’s employment within sixty (60) days following the end of the Cure Period.

Annual Cash Bonus

For 2020 and 2019, Mr. Raun, Mr. Ison and Mr. Morrison were eligible for bonuses. The executives’ bonuses for 2020 and 2019 were determined at the discretion of our board of directors based on its assessment of our corporate performance. Based on this assessment, our board of directors determined not to award or pay Mr. Raun a bonus for 2020.  Mr. Ison received a bonus of $74,973 and $30,060, representing 28.3% and 12.3% of his paid salary for 2020 and 2019, respectively, and Mr. Morrison received a bonus of $113,194 and $37,326, representing 39.6% and 14.0% of his paid salary for 2020 and 2019, respectively. Mr. Cooper received bonuses of $245,992 and $82,201 representing 394.4% and 24.3% of his paid salary for 2020 and 2019, respectively.

Equity Compensation

We primarily offer stock options to our named executive officers as the long-term incentive component of our compensation program. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. In the past, our board of directors has determined the fair market value of our common stock based upon inputs including valuation reports prepared by third-party valuation firms from time to time. Generally, the stock options we grant vest over three years, subject to the employee’s continued employment with us on the vesting date.

On June 24, 2020, the Company entered into an employment agreement with Mr. Raun to serve as the Company’s president and chief executive officer. Pursuant to the terms of the employment agreement, Mr. Raun is entitled to receive 412,125 restricted stock units (“RSUs”) that shall vest over three years, with one third of the RSUs vesting following the one-year anniversary of the date of grant, and the remaining RSUs vesting in four equal installments, commencing six months after the one-year anniversary of the date of grant and every six months thereafter until fully vested; and 412,125 Incentive Stock Options (“ISOs”) pursuant to the Company’s 2017 Equity Incentive Plan, whereby the exercise price for the ISOs shall be no less than the fair market value of the Company’s common stock at the date of grant ($2.14).

The ISOs shall vest at the end of each of the second and fourth quarters, the price of the Company’s common stock as of the end of quarter two or quarter four, as applicable, shall be determined using the ten-day trailing volume weighted average price (“VWAP”) after reporting of quarter two and quarter four earnings, as applicable.  The date of each such determination shall be referred to as a “Determination Date.”  If on any Determination Date the Company’s stock price has increased from the prior Determination Date, then a portion of the ISOs shall become vested.  The number of ISOs that shall become vested on a Determinate Date is determined as follows:  ((Price at Determination Date – Price at prior Determination Date) x 100) * 1,177.52 = Vested ISOs.  If on any Determination Date the Company’s stock price is above $5.50 per share, all ISOs shall immediately become vested.

On February 13, 2019, Mr. Ison received a restricted stock unit (RSU’s) grant of 10,000 shares of our common stock.   The RSU’s vest over three years, with equal quarterly installments over a period of three years, subject to his continued employment with us on each vesting date.

On February 10, 2020, Mr. Ison received a restricted stock unit (RSU’s) grant of 15,000 shares of our common stock.   The RSU’s vest over three years, with equal semi-annual installments over a period of three years, subject to his continued employment with us on each vesting date.

On February 13, 2019, Mr. Morrison received a restricted stock unit (RSU’s) grant of 15,000 shares of our common stock.   The RSU’s vest over three years, with equal quarterly installments over a period of three years, subject to his continued employment with us on each vesting date.

On February 10, 2020, Mr. Morrison received a restricted stock unit (RSU’s) grant of 15,000 shares of our common stock.   The RSU’s vest over three years, with equal semi-annual installments over a period of three years, subject to his continued employment with us on each vesting date.

Stock awards granted to our named executive officers may be subject to accelerated vesting in certain circumstances. For additional discussion, please see “Employment Agreements” above and “Change in Control Benefits” below.

Prior to our initial public offering, we adopted a 2017 Equity Incentive Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. For additional information about the 2017 Equity Incentive Plan, please see the section titled “Incentive Award Plans” and “Proposal 3” herein.

Other Elements of Compensation

Retirement Plans

We have a 401(k) retirement plan. Under the terms of the plan, eligible employees may defer up to 20% of their pre-tax earnings, subject to the Internal Revenue Service annual contribution limit. Additionally, the Plan allows for discretionary matching contributions by us. In 2020 and 2019, the matching contribution was 100% of the employee’s contribution up to a maximum of 5% of the employee’s annual compensation. However, matching contributions to the 401(k) plan were suspended in May 2020, as a component of the Company’s cost containment efforts.  Matching contributions resumed as of April 5, 2021.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans which include health, vision, dental and life insurance and our 401(k) plan.

Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with a change in control of our company. Each of our named executive officers’ employment agreements entitles them to accelerated vesting of all outstanding equity awards, as well as certain other benefits, upon a change in control of our company. For additional discussion, please see “Employment Agreements” above.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.

		Option Awards					Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity Incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity Incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity Incentive plan awards: Market or payout value of unearned share, units or other right that have not vested ($)
David Raun	4/18/2017			10,000	$1.95	4/17/2027
	6/24/2020			412,125	$2.14	6/23/2030
	3/4/2020						10,000	$40,000
	6/24/2020						8,634	$34,536
	6/24/2020						412,125	$1,648,500

Jim Ison	10/1/2012	25,355			$0.76	9/30/2022
	7/16/2014	50,000			$0.46	7/15/2024
	4/2/2016	25,000			$1.08	4/1/2026
	4/18/2017	20,000			$1.95	4/17/2027
	4/11/2018						1,670	$6,680
	2/13/2019						4,999	$19,996
	2/10/2020						12,500	$50,000

John W. Morrison Jr.	2/13/2019						7,500	$30,000
	2/10/2020						12,500	$50,000

(1)  Mr. Cooper was terminated as President and Chief Executive Officer, February 15, 2020.  He was replaced by David Raun as interim CEO on February 15, 2020.

Stock Option Plans

2017 Equity Incentive Plan

Our board of directors adopted our 2017 Equity Incentive Plan on October 10, 2017 (the “2017 Plan”). Our 2017 Plan allows for the grant of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, unrestricted stock grants and restricted stock units.

Authorized Shares.  A total of 1,500,000 shares of common stock were authorized under the 2017 Plan.

Plan Administration.  As permitted by the terms of the 2017 Plan, the board of directors has delegated administration of the 2017 Plan to the compensation committee. As used herein with respect to the 2017 Plan, the “Board of Directors” refers to any committee the Board of Directors appoints as well as to the Board of Directors itself. Subject to the provisions of the 2017 Plan, the Board of Directors has the power to construe and interpret the 2017 Plan and awards granted under it and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award. Subject to the limitations set forth below, the Board of Directors will also determine the exercise price of options granted under the 2017 Plan and, with the consent of any adversely affected option holder, may reduce the exercise price of any outstanding option, cancel an outstanding option in exchange for a new option covering the same or a different number of shares of common stock or another equity award or cash or other consideration, or any other action that is treated as a repricing under generally accepted accounting principles. All decisions, determinations and interpretations by the Board of Directors regarding the 2017 Plan shall be final and binding on all participants or other persons claiming rights under the 2017 Plan or any award.

Options.  Options granted under the 2017 Plan may become exercisable in cumulative increments (“vest”) as determined by the Board of Directors. Such increments may be based on continued service to the Company over a certain period of time, the occurrence of certain performance milestones, or other criteria. Options granted under the 2017 Plan may be subject to different vesting terms. The Board of Directors has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2017 Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant’s service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, or by such other method as may be set forth in the option agreement. The maximum term of options under the 2017 Plan is 10 years, except that in certain cases the maximum term of certain incentive stock options is five years. Options under the 2017 Plan generally terminate three months after termination of the participant’s service. Incentive stock options are not transferable except by will or by the laws of descent and distribution, provided that a participant may designate a beneficiary who may exercise an option following the participant’s death. Nonstatutory stock options are transferable to the extent provided in the option agreement.

Stock Bonuses and Restricted Stock Awards.  Subject to certain limitations, the consideration, if any, for restricted stock unit awards must be at least the par value of our common stock. The consideration for a stock unit award may be payable in any form acceptable to the Board of Directors and permitted under applicable law. The Board of Directors may impose any restrictions or conditions upon the vesting of restricted stock unit awards, or that delay the delivery of the consideration after the vesting of stock unit awards, that it deems appropriate. Restricted stock unit awards are settled in shares of the Company’s common stock. Dividend equivalents may be credited in respect of shares covered by a restricted stock unit award, as determined by the Board of Directors. At the discretion of the Board of Directors, such dividend equivalents may be converted into additional shares covered by the restricted stock unit award. If a restricted stock unit award recipient’s service relationship with the Company terminates, any unvested portion of the restricted stock unit award is forfeited upon the recipient’s termination of service.

Certain Adjustments.  Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, recapitalization, reincorporation, reclassification, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, or a change in corporate structure may change the type(s), class(es) and number of shares of common stock subject to the 2017 Plan and outstanding awards. In that event, the 2017 Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the 2017 Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

Proposed Amendment.  As set forth in Proposal 3 to this proxy statement, we are asking that holders of our common stock approve an amendment to the 2017 Plan to increase the number of shares of common stock authorized for issuance under the 2017 Plan by an additional 1,500,000 shares. For more information, see “Proposal 3.”

2015 Stock Option Plan

Our board of directors adopted, and our stockholders approved, our 2015 Stock Option Plan in December 2015 (the “2015 Plan”). Our 2015 Plan allows for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Authorized Shares.  A total of 1,500,000 shares of common stock were authorized for grant under the 2015 Plan. Our 2015 Plan was terminated by the board of directors on October 10, 2017, and accordingly, no shares are available for issuance under the 2015 Plan. Our 2015 Plan will continue to govern outstanding awards granted thereunder.

Plan Administration.  Our board of directors or a committee of our board (the administrator) administers our 2015 Plan. Subject to the provisions of the 2015 Plan, the administrator has the full authority and discretion to take any actions it deems necessary or advisable for the administration of the 2015 Plan. The administrator has the power to construe and interpret the terms of our 2015 Plan and awards granted under it, to prescribe, amend and rescind rules relating to our 2015 Plan, including rules and regulations relating to sub-plans, and to determine the terms and conditions of the awards, including the exercise price, the number of shares of our common stock subject to each such award, any vesting acceleration or waiver of forfeiture restrictions, and any restrictions or limitations regarding awards or the shares relating thereto. All decisions, interpretations and other actions of the administrator are final and binding on all participants in the 2015 Plan.

Options.   Stock options may be granted under our 2015 Plan. The exercise price per share of all options must equal at least 100% of the fair market value per share of our common stock on the date of grant, as determined by the administrator. The term of a stock option may not exceed 10 years. With respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price per share of such incentive stock option must equal at least 110% of the fair market value per share of our common stock on the date of grant, as determined by the administrator.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time as specified in the applicable option agreement. If termination is due to death or disability, the option generally will remain exercisable for at least twelve months. In all other cases, the option will generally remain exercisable for at least 90 days. However, an option generally may not be exercised later than the expiration of its term.

Transferability of Options.  Unless our administrator provides otherwise, our 2015 Plan generally does not allow for the transfer or assignment of options, except by will or by the laws of descent and distribution.

Certain Adjustments.  In the event of certain changes in our capitalization, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, the administrator will adjust the number and class of shares that may be delivered under our 2015 Plan and/or the number, class and price of shares covered by each outstanding award.

2011 Stock Option Plan

Our board of directors adopted, and our stockholders approved, our 2011 Stock Option Plan in December 2011 (the “2011 Plan”). Our 2011 Plan allows for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Authorized Shares.  A total of 1,500,000 shares of common stock were authorized for grant under the 2011 Plan. Our 2011 Plan was terminated by the board of directors on October 10, 2017, and accordingly, no shares are available for issuance under the 2011 Plan. Our 2011 Plan will continue to govern outstanding awards granted thereunder.

Plan Administration.   Our board of directors administers our 2011 Plan. Subject to the provisions of the 2011 Plan, the board of directors has the full authority and discretion to take any actions it deems necessary or advisable for the administration of the 2011 Plan. The board of directors has the power to construe and interpret the terms of our 2011 Plan and awards granted under it, to prescribe, amend and rescind rules relating to our 2011 Plan, including rules and regulations relating to sub-plans, and to determine the terms and conditions of the awards, including the exercise price, the number of shares of our common stock subject to each such award, any vesting acceleration or waiver of forfeiture restrictions, and any restrictions or limitations regarding awards or the shares relating thereto. All decisions, interpretations and other actions of the board of directors are final and binding on all participants in the 2011 Plan.

Options.  Stock options may be granted under our 2011 Plan. The exercise price per share of all options must equal at least 100% of the fair market value per share of our common stock on the date of grant, as determined by the board of directors. The term of a stock option may not exceed 10 years. With respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price per share of such incentive stock option must equal at least 110% of the fair market value per share of our common stock on the date of grant, as determined by the board of directors.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time as specified in the applicable option agreement. If termination is due to death or disability, the option generally will remain exercisable for at least twelve months. In all other cases, the option will generally remain exercisable for at least 90 days. However, an option generally may not be exercised later than the expiration of its term.

Transferability of Options.   Unless our board of directors provides otherwise, our 2011 Plan generally does not allow for the transfer or assignment of options, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the board of directors, in its discretion, a nonstatutory option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act.

Certain Adjustments.   In the event of certain changes in our capitalization, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2011 Plan, the board of directors will adjust the number and class of shares that may be delivered under our 2 Plan and/or the number, class and price of shares covered by each outstanding award.

2000 Stock Option Plan

Our board of directors adopted, and our stockholders approved, our 2000 Stock Option Plan (the “2000 Plan”). Our 2000 Plan allows for the grant of incentive stock options, within the meaning of Section 422 of the Code, to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory stock options to our employees, directors and consultants and our parent and subsidiary corporations’ employees, directors and consultants.

Authorized Shares.  A total of 1,500,000 shares of common stock were authorized for grant under the 2000 Plan. In November 2008, the 2000 Plan was increased to allow for an aggregate of 3,000,000 shares authorized under the plan. Our 2000 Plan expired on its terms in 2010, and accordingly, no shares are available for issuance under the 2000 Plan. Our 2000 Plan will continue to govern outstanding awards granted thereunder.

Plan Administration.  Our board of directors administers our 2000 Plan. Subject to the provisions of the 2000 Plan, the board of directors has the full authority and discretion to take any actions it deems necessary or advisable for the administration of the 2000 Plan. The board of directors has the power to construe and interpret the terms of our 2000 Plan and awards granted under it, to prescribe, amend and rescind rules relating to our 2000 Plan, including rules and regulations relating to sub-plans, and to determine the terms and conditions of the awards, including the exercise price, the number of shares of our common stock subject to each such award, any vesting acceleration or waiver of forfeiture restrictions, and any restrictions or limitations regarding awards or the shares relating thereto. All decisions, interpretations and other actions of the board of directors are final and binding on all participants in the 2000 Plan.

Options.  Under the 2000 Plan, the exercise price per share of all options must equal at least 100% of the fair market value per share of our common stock on the date of grant, as determined by the board of directors. The term of a stock option may not exceed 10 years. With respect to any participant who owns 10% of the voting power of all classes of our outstanding stock as of the grant date, the term of an incentive stock option granted to such participant must not exceed five years and the exercise price per share of such incentive stock option must equal at least 110% of the fair market value per share of our common stock on the date of grant, as determined by the board of directors.

After termination of an employee, director or consultant, he or she may exercise his or her option for the period of time as specified in the applicable option agreement. If termination is due to death or disability, the option generally will remain exercisable for at least twelve months. In all other cases, the option will generally remain exercisable for at least 90 days. However, an option generally may not be exercised later than the expiration of its term.

Transferability of Options.  Unless our board of directors provides otherwise, our 2000 Plan generally does not allow for the transfer or assignment of options, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the board of directors, in its discretion, a nonstatutory option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act.

Certain Adjustments.  In the event of certain changes in our capitalization, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, the board of directors will adjust the number and class of shares that may be delivered under our 2000 Plan and/or the number, class and price of shares covered by each outstanding award.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2019, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers, holders of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements with directors and executive officers, which are described where required under the section above titled “Executive Compensation.”

Note and Warrant Financing

In April 2019, certain members of the Company’s Board of Directors have executed definitive agreements to commit funds of up to $4,000,000 as a credit facility. The Company initially borrowed $1,150,000 from members of the Board of Directors for a two year period at an interest rate of 9.5%, which requires the Company to make monthly principal and interest payment of $52,900 per month. In connection with these loans, the Company issued the note holders warrants to purchase shares of the Company’s common stock equal to 10% of the original principal as a price per share equal to $2.15 per share.  Accordingly, the Company issued to the note holders warrants to purchase 53,490 share of the Company’s common stock.  The relative fair value of the warrants issued was $46,121.

Management Services Agreement

In August 2016, we entered into a management services agreement with a company owned by the former chief executive officer of Magma.  Payments for the years ended December 31, 2020 and 2019 were $0 and $21,875, respectively.

Piggyback Registration Rights Agreement

On August 31, 2018, the Company entered into a Piggyback Registration Rights Agreement with James M. Reardon, which affords the Mr. Reardon the opportunity to include in the filing of any Registration Statement all or any part of the registrable securities held by Mr. Reardon.

Executive Compensation and Employment Arrangements

Please see “Executive Compensation” for information on compensation arrangements with our executive officers and agreements with our executive officers containing compensation and termination provisions, among others.

Director and Officer Indemnification and Insurance

We will enter into indemnification agreements with each of our directors and executive officers, and we maintain directors’ and officers’ liability insurance. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. For further information, see “Executive Compensation—Limitations of Liability and Indemnification Matters.”

Policies and Procedures Regarding Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

Interest of Certain Persons in Matters to be Acted Upon

Other than the election of directors and any future receipt of awards under our 2017 Equity Incentive Plan (if Proposal 3 is approved by our stockholders), none of our directors, nominees for director, executive officers, any person who has served as a director or executive officer since the beginning of the last fiscal year, or their associates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be acted upon at the Annual Meeting as described in this proxy statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2020, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements, other than (i) James Reardon, David Raun, Jack Harrison, and Josef Bressner, each of who filed one (1) late report, (ii) John W. Morrison Jr. and Kenneth Potashner, each of who filed two (2) late reports, (iii) Jim Ison, who filed three (3) late reports,  and (iv) Steve Cooper, who filed four (4) late reports.  There were no known failures to file a required form.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our Annual Meeting of stockholders to be held in 2022 must be received by us no later than December 20, 2021 which is 120 days prior to the  anniversary of the mailing date of this proxy, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2022 Annual Meeting of stockholders is changed by more than 30 days from the anniversary of our 2021 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations not included in our proxy statement, to be brought before an Annual Meeting of stockholders. In general, notice meet the requirements in our amended and restated bylaws and must be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days prior to the first anniversary of the preceding year’s Annual Meeting.  Therefore, to be presented at our 2022 Annual Meeting of stockholders, such a proposal must be received by us no earlier than December 20, 2021 and no later than January 19, 2022.  However, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received no earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the 90th day prior to such Annual Meeting and the close of business on the tenth calendar day following the day on which public disclosure of the date of such Annual Meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2022 Annual Meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2020 will be mailed to stockholders of record on or about April 19, 2021. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to One Stop Systems, Inc., 2235 Enterprise Street #110, Escondido, CA 92029, Attention: Corporate Secretary or by calling (760) 745-9883. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or sending a written request to One Stop Systems, Inc. at the address above or by calling (760) 745-9883.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,
/s/ David Raun
David Raun
President and Chief Executive Officer

April 19, 2021

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/OSS Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/OSS One Stop Systems, Inc.Annual Meeting of Stockholders For Stockholders as of record on March 26, 2021 TIME: Wednesday, May 19, 2021 11:00 AM, Pacific Time PLACE: You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/OSS This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints David Raun and John Morrison, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of One Stop Systems, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

One Stop Systems, Inc. Annual Meeting of Stockholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Kenneth Potashner FOR 1.02 Kimberly Sentovich FOR 1.03 David Raun FOR 1.04 Jack Harrison FOR 1.05 Greg Matz FOR 1.06 Gioia Messinger FOR 1.07 Sita Lowman FOR FOR AGAINST ABSTAIN 2. The ratification of the selection of Haskell & White LLP as our independent registered public accounting Firm for the year ending December 31, 2021. FOR 3. To approve the increase in the authorized shares of the Company's 2017 Equity Incentive Plan (the "Plan") from 1,500,000 shares to 3,000,000 shares of common stock of the Company pursuant to the terms and conditions of the Plan. FOR 4. The transaction of such other business as may properly come before the meeting. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date